As filed with the Securities and Exchange Commission on June 20, 2002	Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BSQUARE CORPORATION

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1650880 (I.R.S. Employer Identification No.)

3150 139th Avenue S.E., Suite 500, Bellevue, Washington (Address of Principal Executive Offices)	98005-4081 (Zip code)

AMENDED AND RESTATED STOCK OPTION PLAN
1999 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

WILLIAM T. BAXTER
CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
3150 139TH AVENUE S.E., SUITE 500
BELLEVUE, WASHINGTON 98005-4081
(Name and address of agent for service)

(425) 519-5900
(Telephone number, including area code, of agent for service)

Copies to:

Laura A. Bertin, Esq.
Mark F. Worthington, Esq.
Summit Law Group, P.L.L.C.
1505 Westlake Avenue N., Suite 300
Seattle, Washington 98109

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed maximum
Title of securities to	Amount to be		maximum offering	aggregate offering	Amount of
be registered	registered (1)		price per share (4)	price	registration fee

Common Stock, no par value per share, under the:

Amended and Restated Stock Option Plan	1,395,023	(2)	$2.115	$2,950,473.60	$271.44

1999 Employee Stock Purchase Plan	1,000,000	(3)	$2.115	$2,115,000.00	$194.58

Total	2,395,023		$2.115	$5,065,473.60	$466.02

(1)	Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend or similar adjustment to the Registrant’s outstanding Common Stock.

(2)	Represents additional shares of Common Stock which are available for issuance under the Registrant’s Amended and Restated Stock Option Plan as a result of the automatic “evergreen” provision effective upon the commencement of the Registrant’s fiscal year.

(3)	Represents additional shares of Common Stock which are available for issuance under the Registrant’s 1999 Employee Stock Purchase Plan as a result of an amendment increasing the number of authorized shares available for purchase thereunder.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the “Securities Act”), based upon the average of the high and low sales price of the Common Stock on June 18, 2002 as reported on the Nasdaq National Market, which was $2.115 per share.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 99.2(A)

STATEMENT UNDER GENERAL INSTRUCTION E —

REGISTRATION OF

ADDITIONAL SECURITIES AND INCORPORATION BY REFERENCE

This Registration Statement registers (1) 1,395,023 additional shares of the Registrant’s Common Stock authorized for issuance under the Registrant’s Amended and Restated Stock Option Plan as a result of the operation of the “evergreen” provision contained therein; and (2) 1,000,000 additional shares of the Registrant’s Common Stock authorized for issuance under the Registrant’s Employee Stock Purchase Plan as a result of an amendment increasing the number of authorized shares available for purchase thereunder which was approved by the shareholders of the Registrant at its annual meeting on April 30, 2002. Accordingly, the contents of the previous Registration Statements on Form S-8 (File No. 333-89333 and File No. 333-70210), including any amendments thereto or filings incorporated therein, are incorporated by reference into this Registration Statement, including periodic reports that the Registrant filed after such Registration Statements on Form S-8 to maintain current information about the Registrant. The reports the Registrant has most recently filed are listed below:

(a)  The Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2002;

(b)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 21, 2002;

(c)  The Registrant’s Current Report on Form 8-K, filed with the Commission on April 12, 2002;

(d)  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 9, 2002; and

(e)  The Registrant’s Current Report on Form 8-K, filed with the Commission on May 28, 2002, as amended by the Registrant’s Form 8-K/A, filed with the Commission on May 31, 2002, and the Registrant’s Form 8-K/A, filed with the Commission on June 7, 2002.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold, or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Registration Statement shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit
Number	Exhibit

5.1	Opinion of Summit Law Group, P.L.L.C.
23.1*	Consent of Arthur Andersen LLP, Independent Public Accountants
23.2	Consent of Summit Law Group, P.L.L.C. (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)
99.1	Amended and Restated Stock Option Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-85351) and Exhibit No. 99.1(a) to the Registrant’s Registration Statement on Form S-8 (File No. 333-70210))
99.2	1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-85351))
99.2(a)	Amendment No. 1 to the Registrant’s 1999 Employee Stock Purchase Plan

*	The Registrant is unable to obtain the consent of Arthur Andersen LLP and has therefore dispensed with the requirement to file such written consent in reliance on Rule 437a of the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their reports included or made a part of this Registration Statement, securityholders will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 20th day of June, 2002.

BSQUARE CORPORATION

/s/ WILLIAM T. BAXTER By: William T. Baxter Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints William T. Baxter and James R. Ladd, or either of them, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and his agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.

SIGNATURE	TITLE

/s/ WILLIAM T. BAXTER William T. Baxter	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ JAMES R. LADD James R. Ladd	Senior Vice President, Finance and Operations and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ JEFFREY T. CHAMBERS Jeffrey T. Chambers	Director

/s/ SCOT E. LAND Scot E. Land	Director

William Larson	Director

EXHIBIT INDEX

No.	Exhibit

5.1	Opinion of Summit Law Group, P.L.L.C.
23.1*	Consent of Arthur Andersen LLP, Independent Public Accountants
23.2	Consent of Summit Law Group, P.L.L.C. (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)
99.1	Amended and Restated Stock Option Plan, as amended (incorporated by reference Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-85351) and Exhibit 99.1(a) to the Registrant’s Registration Statement on Form S-8 (File No. 333-70210))
99.2	1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-85351))
99.2(a)	Amendment No. 1 to the Registrant’s 1999 Employee Stock Purchase Plan

*	The Registrant is unable to obtain the consent of Arthur Andersen LLP and has therefore dispensed with the requirement to file such written consent in reliance on Rule 437a of the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their reports included or made a part of this Registration Statement, securityholders will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.